Exhibit 99.1
News Release
Media Contact: Megan Manzari Investor Contact: Matt Scalo
(385) 318-3718 (801) 584-3532
megan.manzari@myriad.com matt.scalo@myriad.com

Myriad Genetics Reports Strong First Quarter 2024 Financial Results; Achieves 12% Revenue Growth Year-Over-Year; Significantly Improved Year-Over-Year Net Loss and Generated Positive Adjusted EBITDA
Highlights:
•First quarter revenue of $202 million grew 12% year-over-year, driven by Prenatal (22%), Pharmacogenomics (21%), and Hereditary Cancer (16%). First quarter average revenue per test improved by 2% over the prior year period, reflecting no-pay reduction efforts.
•First quarter GAAP net loss of $26 million and positive adjusted EBITDA of $4 million; net loss and adjusted EBITDA improved significantly from $55 million and $(19) million, respectively, in the first quarter of 2023.
•First quarter GAAP earnings per share and adjusted earnings per share of $(0.29) and $(0.01), respectively, improved significantly as compared to $(0.67) and $(0.21), respectively, in the first quarter of 2023.
•On May 6, announced the reorganization of its European operations and sale of its EndoPredict business, while retaining U.S. EndoPredict licensing rights.
•Reiterates 2024 financial guidance issued on February 27, 2024.

SALT LAKE CITY, May 7, 2024 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced financial results for its first quarter ended March 31, 2024 and reiterated its previously issued outlook on business performance for the full-year 2024.
“Myriad Genetics entered 2024 with positive momentum as we generated double digit revenue growth over the prior year period, significantly improved year-over-year net loss, and achieved positive adjusted EBITDA in the first quarter,” said Paul J. Diaz, President and CEO of Myriad Genetics. “First quarter saw early indications of market share gains in hereditary cancer and prenatal testing and we expect this trend to accelerate as we move through the year. In addition, first quarter average revenue per test across our product portfolio benefited from expanded coverage and our ongoing efforts in revenue cycle management. We also remain optimistic about the evolution of our product portfolio as we continue to produce additional clinical validation studies and move closer to the launch of our new products. At the same time, we continue to advance a number of enhancements to improve access and ease of use for our customers, including electronic medical record (EMR) integrations and make meaningful progress in our Labs of the Future initiative. Myriad Genetics is growing, delivering improved financial results, and is continuing to invest in the innovation required to achieve our Mission and Vision to reach more patients with life-saving precision medicine.”
Financial and Operational Highlights:
•Test volumes of 381,000 in the first quarter of 2024 increased 9% year-over-year.
•The following table summarizes year-over-year testing volume changes in the company's core product categories:

	Three months ended
	March 31, 2024	March 31, 2023	% Change
Product volumes:
Hereditary cancer	71,149	65,484	9%
Tumor profiling	13,602	16,154	(16)%
Prenatal	171,857	158,020	9%
Pharmacogenomics	124,067	109,695	13%
Total	380,675	349,353	9%

•The following table summarizes year-over-year revenue changes in the company's core product categories:

	Three months ended
(in millions)	March 31, 2024	March 31, 2023	% Change
Product revenues:
Hereditary cancer	$88.1	$75.7	16%
Tumor profiling	30.9	37.3	(17)%
Prenatal	44.3	36.2	22%
Pharmacogenomics	38.9	32.0	21%
Total	$202.2	$181.2	12%

•Gross margin of 68.1% in the first quarter of 2024 increased 70 basis points year-over-year, reflecting operating leverage and improved ASPs. Adjusted gross margin in the first quarter of 2024 was 68.5%, an increase of 80 basis points year-over-year.
•First quarter of 2024 operating expenses were $165.5 million, while adjusted operating expenses were $139.1 million.
•Operating loss in the first quarter of 2024 was $27.9 million, improving $24.3 million year-over-year; adjusted operating loss in the first quarter of 2024 was $0.6 million, improving $21.3 million year-over-year.

Business Performance and Highlights:

Oncology
The Oncology business delivered revenue of $79.4 million in the first quarter of 2024.

•First quarter 2024 hereditary cancer testing volumes and revenue in Oncology grew 10% and 20% year-over-year, respectively, reflecting market share gains, and ongoing initiatives to improve average revenue per test.
•Prolaris first quarter 2024 revenue grew 9% year-over-year, benefiting, in part, from improved payer coverage.
•First quarter 2024 tumor profiling testing revenue of $30.9 million, decreased 17% year-over-year, reflecting, to a large degree, a strong contribution from biopharma in the year ago period.
•Established a research collaboration with the National Cancer Center Hospital East in Japan to study the prognostic and predictive value of MRD testing using Myriad Genetics’ highly-sensitive test, Precise MRD.
•Advanced the integration of the recently acquired CLIA-certified laboratory and Precise Tumor and Liquid assays from Intermountain Precision Genomics.
•Today announced the reorganization of its European operations and sale of its EndoPredict business to Eurobio Scientific, while retaining a license to produce and sell EndoPredict in the U.S., to better align company resources to its domestic opportunities while continuing to serve key biopharma partners and patients outside the U.S.; Myriad will also license to Eurobio the right to sell Prolaris in vitro diagnostic kits outside the U.S.

Women’s Health
The Women’s Health business delivered revenue of $83.9 million in the first quarter of 2024.
•First quarter 2024 hereditary cancer testing volumes and revenue in Women's Health grew 7% and 12% year-over-year, respectively.
•Prenatal testing volumes and revenue in the first quarter of 2024 grew 9% and 22% year-over-year, respectively, reflecting market share gains, and ongoing initiatives to improve average revenue per test.
•In April 2024, Prenatal Diagnosis published a study demonstrating exceptional positive predictive value for 22q11.2 microdeletion screening using Myriad’s prenatal cell-free DNA (pcfDNA) screen, Prequel®, which incorporates fetal fraction amplification. The American College of Medical Genetics and Genomics recently recommended that 22q11.2 screening be offered to all pregnant patients.

Pharmacogenomics
In the pharmacogenomics category, GeneSight test revenue was $38.9 million in the first quarter of 2024.
•First quarter 2024 GeneSight testing volumes and revenue grew 13% and 21% year-over-year, respectively, reflecting ongoing initiatives to improve average revenue per test.
•On April 8, 2024, study results presented at the American Association of Psychiatric Pharmacists (AAPP) conference indicated those with major depressive disorder had reduced healthcare utilization after taking the GeneSight® Psychotropic test.

Financial Guidance
Myriad Genetics does not provide forward-looking guidance on a GAAP basis for the measures on which it provides forward-looking non-GAAP guidance as the company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, real estate optimization and transformation initiatives, certain litigation charges and loss contingencies, costs related to acquisitions/divestitures and the related amortization, impairment and related charges, and other adjustments. For example, stock-based compensation may fluctuate based on the timing of employee stock transactions and unpredictable fluctuations in the company's stock price. Any associated estimate of these items and its impact on GAAP performance could vary materially.

Below is a table summarizing Myriad Genetics' fiscal year 2024 financial guidance*:

(in millions, except per share amounts)	FY 2024	Expected Year-Over-Year Change

Revenue	$820 - $840	9% - 11%
Gross margin %	69.5% - 70.5%	50 - 150 bps
Adjusted OPEX	$572 - $582	5% - 7%
Adjusted EBITDA**	$20 - $30	$31 - $41
Adjusted EPS***	$0.00 - $0.05	$0.27 - $0.32
*Assumes currency rates as of May 7, 2024
** Adjusted EBITDA is defined as Net Income (loss) plus income tax expense (benefit), total other income (expense), non-cash operating expenses, such as amortization of intangible assets, depreciation, impairment of long-lived assets, and share-based compensation expense, and one-time expenses such as expenses from real estate optimization initiatives, transformation initiatives, legal settlements, and divestitures and acquisitions.
*** Full-year 2024 adjusted EPS is based on a 90 million share count.

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

Conference Call and Webcast
A conference call will be held today, Tuesday, May 7, 2024, at 4:30 p.m. EDT to discuss Myriad Genetics’ financial results and business developments for the first quarter 2024. A live webcast of the conference call can be accessed on Myriad Genetics' Investor Relations website at investor.myriad.com. To participate in the live conference call via telephone, please register at https://register.vevent.com/register/BIa6e5709e0e9d43a6a8b0070d0b806384. Upon registering, a dial-in number and unique PIN will be provided to join the conference call. Following the conference call, an archived webcast of the call will be available at investor.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad Genetics provides insights that help people take control of their health and enable healthcare providers to better detect, treat, and prevent disease. Myriad Genetics develops and offers genetic tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, ColarisAP, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, myChoice, Tumor BRACAnalysis CDx, MyChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Foresight Universal Plus, Precise Tumor, Precise Oncology Solutions, Precise Liquid, Precise MRD, FirstGene, SneakPeek, SneakPeek Early Gender DNA Test, SneakPeek Snap, Urosuite, Mygenehistory, Health.Illuminated., RiskScore, Prolaris, GeneSight, and EndoPredict are registered trademarks or trademarks of Myriad Genetics, Inc.. All third-party marks—® and ™—are the property of their respective owners. © 2024 Myriad Genetics, Inc. All rights reserved.

Revenue by Product (Unaudited):

	Three months ended March 31
(in millions)	2024				2023
	WH	ONC	PGx	Total	WH	ONC	PGx	Total	% Change
Hereditary Cancer	$39.6	$48.5	$—	$88.1	$35.3	$40.4	$—	$75.7	16%
Tumor Profiling	—	30.9	—	30.9	—	37.3	—	37.3	(17)%
Prenatal	44.3	—	—	44.3	36.2	—	—	36.2	22%
Pharmacogenomics	—	—	38.9	38.9	—	—	32.0	32.0	22%
Total Revenue	$83.9	$79.4	$38.9	$202.2	$71.5	$77.7	$32.0	$181.2	12%

Business Units:
WH = Women’s Health
ONC = Oncology
PGx = Pharmacogenomics

Product Categories:
Hereditary Cancer – MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, Precise Tumor, EndoPredict
Prenatal – Foresight, Prequel, SneakPeek
Pharmacogenomics – GeneSight

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)

	Three months ended March 31,
	2024	2023
	(unaudited)
Testing revenue	$202.2	$181.2
Costs and expenses:
Cost of testing revenue	64.6	59.2
Research and development expense	24.9	22.5
Selling, general, and administrative expense	140.6	151.7
Total costs and expenses	230.1	233.4
Operating loss	(27.9)	(52.2)
Other income (expense):
Interest income	0.6	0.7
Interest expense	(0.5)	(0.5)
Other	1.9	(0.6)
Total other income (expense), net	2.0	(0.4)
Loss before income tax	(25.9)	(52.6)
Income tax expense	0.1	2.1
Net loss	$(26.0)	$(54.7)
Net loss per share:
Basic and diluted	$(0.29)	$(0.67)
Weighted average shares outstanding:
Basic and diluted	89.9	81.3

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in millions, except share information)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$96.9	$132.1
Marketable investment securities	7.4	8.8
Trade accounts receivable	118.1	114.3
Inventory	24.6	22.0
Prepaid taxes	18.4	17.0
Prepaid expenses and other current assets	24.9	19.4
Total current assets	290.3	313.6
Operating lease right-of-use assets	58.9	61.6
Property, plant and equipment, net	118.5	119.0
Intangibles, net	340.9	349.5
Goodwill	287.0	287.4
Other assets	14.9	15.4
Total assets	$1,110.5	$1,146.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	33.1	25.8
Accrued liabilities	99.2	113.9
Current maturities of operating lease liabilities	13.8	16.2
Total current liabilities	146.1	155.9
Unrecognized tax benefits	30.8	30.2
Long-term debt	38.7	38.5
Noncurrent operating lease liabilities	94.3	97.4
Other long-term liabilities	40.6	41.3
Total liabilities	350.5	363.3
Commitments and contingencies
Stockholders’ equity:
Common stock, 90.5 million and 89.9 million shares outstanding at March 31, 2024 and December 31, 2023, respectively	0.9	0.9
Additional paid-in capital	1,418.8	1,415.5
Accumulated other comprehensive loss	(4.2)	(3.7)
Accumulated deficit	(655.5)	(629.5)
Total stockholders' equity	760.0	783.2
Total liabilities and stockholders’ equity	$1,110.5	$1,146.5

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)

	Three months ended March 31,
	2024	2023
Net cash used in operating activities	$(18.6)	$(33.2)
Net cash provided by (used in) investing activities	(7.1)	34.6
Net cash used in financing activities	(8.8)	(4.9)
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(0.8)	0.2
Net increase (decrease) in cash, cash equivalents, and restricted cash	(35.3)	(3.3)
Cash, cash equivalents, and restricted cash at beginning of the period	140.9	66.4
Cash, cash equivalents, and restricted cash at end of the period	$105.6	$63.1

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the company's fiscal year 2024 financial guidance, the company's plans to continue to produce additional clinical validation studies and move closer to the launch of new products, statements relating to the company's advancement of a number of enhancements to improve access and ease of use for customers, including EMR integrations, and that the company is growing, delivering improved financial results, and is continuing to invest in the innovation required to achieve its Mission and Vision to reach more patients with life-saving precision medicine. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.
These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline; the risk that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company may not successfully develop new markets or channels for its tests; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities and the transition of such facilities to the company's new laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if it all; risks related to the company’s projections or estimates about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial or operating covenants under the company’s credit or lending agreements; the risk that the company may not be able to maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 28, 2024, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Myriad Genetics is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The company does not forecast GAAP operating expenses, net income (loss) or earnings per share because it cannot predict certain elements that are included in reported GAAP results. Please see above under “Financial Guidance” for a full explanation.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three Months Ended March 31, 2024 and 2023
(unaudited data in millions, except per share amounts)

	Three months ended March 31,
	2024	2023
Adjusted Gross Margin
GAAP Gross Profit (1)	$137.6	$122.0
Acquisition - amortization of intangible assets	0.3	0.3
Equity compensation	0.3	0.3
Other adjustments	0.3	—
Adjusted Gross Profit	$138.5	$122.6
Adjusted Gross Margin	68.5%	67.7%
(1) Consists of total revenues less cost of testing revenue from the Condensed Consolidated Statements of Operations.

	Three months ended March 31,
	2024	2023
Adjusted Operating Expenses
GAAP Operating Expenses (1)	$165.5	$174.2
Acquisition - amortization of intangible assets	(10.4)	(10.3)
Equity compensation	(11.6)	(7.1)
Real estate optimization	(1.2)	(7.5)
Transformation initiatives	(1.9)	(4.1)
Legal charges, net of insurance reimbursement	0.1	(0.3)
Other adjustments	(1.4)	(0.4)
Adjusted Operating Expenses	$139.1	$144.5
(1) Consists of research and development expense and selling, general and administrative expense from the Condensed Consolidated Statements of Operations.

	Three months ended March 31,
	2024	2023
Adjusted Operating Income (Loss)
GAAP Operating Loss	$(27.9)	$(52.2)
Acquisition - amortization of intangible assets	10.7	10.6
Equity compensation	11.9	7.4
Real estate optimization	1.2	7.5
Transformation initiatives	1.9	4.1
Legal charges, net of insurance reimbursement	(0.1)	0.3
Other adjustments	1.7	0.4
Adjusted Operating Loss	$(0.6)	$(21.9)

	Three months ended March 31,
	2024	2023
Adjusted Net Income (Loss) (1)
GAAP Net Loss	$(26.0)	$(54.7)
Acquisition - amortization of intangible assets	10.7	10.6
Equity compensation	11.9	7.4
Real estate optimization	1.2	7.5
Transformation initiatives	1.9	4.1
Legal charges, net of insurance reimbursement	(0.1)	0.3
Other adjustments	0.2	0.4
Tax adjustments	(0.3)	7.0
Adjusted Net Loss	$(0.5)	$(17.4)
Weighted average shares outstanding:
Basic	89.9	81.3
Diluted	89.9	81.3
Adjusted Earnings Per Share
Basic	$(0.01)	$(0.21)
Diluted	$(0.01)	$(0.21)
(1) To determine Adjusted Earnings (Loss) Per Share, or adjusted EPS.

	Three months ended March 31,
	2024	2023
Adjusted EBITDA
GAAP Net Loss	$(26.0)	$(54.7)
Acquisition - amortization of intangible assets	10.7	10.6
Depreciation expense	4.5	3.0
Equity compensation	11.9	7.4
Real estate optimization(1)	1.2	7.5
Transformation initiatives	1.9	4.1
Legal charges, net of insurance reimbursement	(0.1)	0.3
Interest expense, net of interest income(2)	(0.1)	(0.2)
Other adjustments	(0.1)	1.2
Income tax expense	0.1	2.0
Adjusted EBITDA	$4.0	$(18.8)
(1) Real estate optimization includes $0.5 million and $5.8 million of depreciation expense for the three months ended March 31, 2024 and 2023, respectively.
(2) Derived from interest expense and interest income from the Condensed Consolidated Statements of Operations.

Adjusted Free Cash Flow Reconciliation
for the Three Months Ended March 31, 2024 and 2023
(unaudited data in millions)

	Three months ended March 31,
	2024	2023
Cash flow from operations	$(18.6)	$(33.2)
Real estate optimization	6.2	1.8
Transformation initiatives	1.9	4.1
Legal charges, net of insurance reimbursement	—	1.8
Other adjustments	1.2	0.4
Adjusted operating cash flow	$(9.3)	$(25.1)
Capital expenditures	(6.7)	(23.5)
Capitalization of internal-use software costs	(1.9)	—
Adjusted free cash flow	$(17.9)	$(48.6)

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets – represents recurring amortization charges resulting from the acquisition of intangible assets.
•Equity compensation – non-cash equity-based compensation provided to Myriad Genetics employees and directors.
•Real estate optimization – costs related to real estate initiatives. Prior to the fourth quarter 2023 reporting period, these costs were included in the transformation initiatives category. With respect to the adjusted free cash flow reconciliation, the cash flow effect of real estate optimizations excludes non-cash items such as accelerated depreciation. These costs include the following:
◦For the three months ended March 31, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our current laboratories in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.
◦For the three months ended March 31, 2023, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our current laboratories in those locations, and accelerated depreciation in connection with our decision to cease the use of our former corporate headquarters in Salt Lake City, Utah.
•Transformation initiatives – costs related to transformation initiatives including:
◦For the three months ended March 31, 2024, consulting and professional fees.
◦For the three months ended March 31, 2023, consulting and professional fees and severance costs related to restructuring.
•Legal charges, net of insurance reimbursement – one-time legal expenses, net of insurance reimbursement. With respect to the adjusted free cash flow reconciliation, the cash flow effect includes cash paid for settlements in the related period.
•Other adjustments – other one-time non-recurring expenses including:
◦For the three months ended March 31, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, and costs incurred in connection with executive personnel changes.
◦For the three months ended March 31, 2023, primarily includes consulting and professional fees and changes in the fair value of contingent consideration related to acquisitions from prior years.
◦For purposes of adjusted EBITDA, other adjustments include the items listed above as well as amounts included in Other income/expense in the financial statements.
•Depreciation expense - depreciation expense recognized on our fixed assets.
•Tax adjustments – tax expense/(benefit) due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and valuation allowance recognized against federal and state deferred tax assets in the United States.
◦As of March 31, 2024, a valuation allowance of $57.0 million was not recognized for non-GAAP purposes given our historical and forecasted positive earnings performance.
◦As of March 31, 2023, a valuation allowance of $11.6 million was not recognized for non-GAAP purposes given our historical and forecasted positive earnings performance.
◦For purposes of adjusted EBITDA, the income tax expense adjustment includes the income tax expense (benefit) recognized in the financial statements.